Exhibit 99.1

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: Stephanie Carrington The Ruth Group 646-536-7017 scarrington@theruthgroup.com

Media: Bonnie Habyan, EVP of Marketing 516-506-4615 bhabyan@arbor.com

Arbor Realty Trust Reports First Quarter 2013 Results and
Declares Common and Preferred Dividends

First Quarter Highlights:

-	Declares a common dividend of $0.12 per share
-	Declares a dividend of $0.6875 per share of Series A preferred stock
-	FFO of $8.3 million, or $0.24 per diluted common share1
-	Net income attributable to common stockholders of $6.6 million, or $0.19 per diluted common share
-	Raised $88.8 million of capital issuing 11.6 million common shares in two offerings
-	Raised $37.3 million of capital in a preferred stock offering
-	Closed a $260.0 million collateralized loan obligation
-	Improved funding sources by closing a $50.0 million warehouse facility and increased the capacity of two financing facilities by a total of $30.0 million
-	Originated 10 new loans totaling $98.9 million
-	Purchased four residential mortgage-backed securities totaling $41.8 million
-	Adjusted book value per common share of $9.68, GAAP book value per common share of $7.531
-	Generated a gain of $3.8 million from the retirement of CDO debt
-	Recorded $2.5 million in loan loss reserves

Uniondale, NY, May 3, 2013 -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the first quarter ended March 31, 2013.

Arbor Realty Trust Reports First Quarter 2013 Results and Declares Common and Preferred Dividends

May 3, 2013	Page 2

Arbor reported net income attributable to common stockholders for the quarter of $6.6 million, or $0.19 per diluted common share, compared to net income attributable to common stockholders for the quarter ended March 31, 2012 of $4.2 million, or $0.17 per diluted common share. Funds from operations (“FFO”) for the quarter ended March 31, 2013 was $8.3 million, or $0.24 per diluted common share, compared to FFO of $1.9 million, or $0.08 per diluted common share for the quarter ended March 31, 2012.1

The balance of the Company’s loan and investment portfolio, excluding loan loss reserves, at March 31, 2013 was approximately $1.7 billion, as compared to approximately $1.6 billion at December 31, 2012. The average balance of the Company’s loan and investment portfolio during the first quarter of 2013, excluding loan loss reserves, was $1.7 billion and the average yield on these assets for the quarter was 5.63%, compared to $1.6 billion and 5.10% for the fourth quarter of 2012.

The balance of debt that finances the Company’s loan and investment portfolio at March 31, 2013 was approximately $1.3 billion, as compared to approximately $1.2 billion at December 31, 2012. The average balance of debt that finances the Company’s loan and investment portfolio was approximately $1.3 billion for the first quarter of 2013, compared to $1.2 billion for the fourth quarter of 2012. The average cost of borrowings for the first quarter was 3.38%, compared to 3.18% for the fourth quarter of 2012. In addition, the first quarter of 2013 included a $0.1 million increase in interest expense for a change in the market value of certain interest rate swaps, compared to a $0.3 million increase in interest expense in the fourth quarter of 2012. Excluding the effect of these swaps, the average cost of borrowings for the first quarter was 3.35%, compared to 3.09% for the fourth quarter of 2012.

Financing Activity

As of March 31, 2013, Arbor’s outstanding borrowings for its loan and investment portfolio totaled approximately $1.3 billion.

In February 2013, the Company closed a one year, $50 million warehouse facility with a financial institution to finance first mortgage loans on multifamily properties. The facility has an interest rate of 250 basis points over LIBOR, a commitment fee, and warehousing and non-use fees, has a maximum advance rate of 75% and contains certain financial covenants and restrictions.

On January 28, 2013, Arbor completed its second collateralized loan obligation (“CLO”) totaling approximately $260.0 million of real estate related assets and cash. An aggregate of $177.0 million of investment grade-rated debt was issued, and Arbor retained an equity interest in the portfolio with a notional amount of $83.0 million.

Arbor Realty Trust Reports First Quarter 2013 Results and Declares Common and Preferred Dividends

May 3, 2013	Page 3

The notes have an initial weighted average spread of approximately 235 basis points over one-month LIBOR, including fees and transaction costs, the initial weighted average note rate was approximately 3.00%.  The facility has a two-year replenishment period that allows the principal proceeds from repayments of the collateral assets to be reinvested in qualifying replacement assets, subject to certain conditions. Arbor accounts for this transaction on its balance sheet as a financing.

In January 2013, the Company amended one of its warehouse facilities increasing the committed amount from $50 million to $75 million. In April 2013, the Company extended the facility for two years to April 2015 and reduced the overall interest rate by approximately 100 basis points, including a reduction in the spread over LIBOR from 275 basis points to 225 basis points.

Additionally, the Company amended another financing facility increasing the committed amount from $15 million to $20 million.

The Company is subject to various financial covenants and restrictions under the terms of the Company’s CDO/CLO vehicles, credit facilities, and repurchase agreements. The Company believes that it was in compliance with all financial covenants and restrictions as of March 31, 2013.

Arbor Realty Trust Reports First Quarter 2013 Results and Declares Common and Preferred Dividends

May 3, 2013	Page 4

The Company’s CDO/CLO vehicles contain interest coverage and asset over collateralization covenants that must be met as of the waterfall distribution date in order for the Company to receive such payments. If the Company fails these covenants in any of its CDOs or CLO, all cash flows from the applicable vehicle would be diverted to repay principal and interest on the outstanding bonds and the Company would not receive any residual payments until that vehicle regained compliance with such covenants. As of the most recent determination dates in April 2013, the Company was in compliance with all CDO/CLO covenants. In the event of a breach of the covenants that could not be cured in the near-term, the Company would be required to fund its non CDO/CLO expenses, including management fees and employee costs, distributions required to maintain REIT status, debt costs, and other expenses with (i) cash on hand, (ii) income from any CDO/CLO not in breach of a covenant test, (iii) income from real property and loan assets, (iv) sale of assets, (v) or accessing the equity or debt capital markets, if available.

The chart below is a summary of the Company’s CDO/CLO compliance tests as of the most recent determination dates in April 2013:

Cash Flow Triggers	CDO I (3)	CDO II (3)	CDO III (3)	CLO I	CLO II

Overcollateralization (1)

Current	174.76%	138.97%	106.56%	142.96%	146.89%

Limit	145.00%	127.30%	105.60%	137.86%	144.25%

Pass / Fail	Pass	Pass	Pass	Pass	Pass

Interest Coverage (2)

Current	602.15%	504.62%	604.59%	241.60%	330.08%

Limit	160.00%	147.30%	105.60%	120.00%	120.00%

Pass / Fail	Pass	Pass	Pass	Pass	Pass

(1) The overcollateralization ratio divides the total principal balance of all collateral in the CDO/CLO by the total principal balance of the bonds associated with the applicable ratio.  To the extent an asset is considered a defaulted security, the asset’s principal balance for purposes of the overcollateralization test is the lesser of the asset’s market value or the principal balance of the defaulted asset multiplied by the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by the Company.

(3) CDO I, CDO II, and CDO III have reached the end of their replenishment periods. As such, investor capital is repaid quarterly from proceeds received from loan repayments held as collateral in accordance with the terms of the respective CDO.

Arbor Realty Trust Reports First Quarter 2013 Results and Declares Common and Preferred Dividends

May 3, 2013	Page 5

Portfolio Activity

During the first quarter of 2013, Arbor purchased four residential mortgage-backed securities with a total face value of $41.8 million, of which three residential mortgage-backed securities totaling $16.8 million were accounted for as derivatives net of financings of $13.1 million in other assets on the Consolidated Balance Sheets. These securities had paydowns totaling approximately $0.6 million during the quarter, reducing their combined face value to $41.2 million as of March 31, 2013. Including this $0.6 million of paydowns, the securities portfolio had total paydowns of approximately $12.7 million during the quarter.

During the first quarter of 2013, Arbor originated 10 bridge loans totaling approximately $98.9 million. In addition, nine loans paid off with an unpaid principal balance of $51.7 million during the quarter, of which $18.5 million was charged off against loan loss reserves related to four of these loans. Additionally, nine loans totaling approximately $38.8 million were extended during the quarter.

At March 31, 2013, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was approximately $1.7 billion, with a weighted average current interest pay rate of 4.90%. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest rate was 5.22% at March 31, 2013. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled approximately $1.3 billion, with a weighted average interest rate of 3.17% excluding changes in the market value of certain interest rate swaps.

As of March 31, 2013, Arbor’s loan portfolio consisted of 31% fixed-rate and 69% variable-rate loans.

During the first quarter of 2013, the Company recorded $2.5 million in loan loss reserves related to two loans with a carrying value of approximately $13.5 million, before loan loss reserves.  The loan loss reserves were the result of the Company's regular quarterly risk rating review process, which is based on several factors including current market conditions, real estate values and the operating status of each property.  The Company charged off $18.5 million of previously recorded loan loss reserves related to four loans during the first quarter. At March 31, 2013, the Company’s total loan loss reserves were approximately $145.7 million relating to 18 loans with an aggregate carrying value before loan loss reserves of approximately $234.9 million. The Company recognizes income on impaired loans on a cash basis to the extent it is received.

Arbor Realty Trust Reports First Quarter 2013 Results and Declares Common and Preferred Dividends

May 3, 2013	Page 6

The Company had six non-performing loans with a carrying value of approximately $14.7 million, net of related loan loss reserves of $30.1 million as of March 31, 2013, compared to nine non-performing loans with a carrying value of approximately $14.9 million, net of related loan loss reserves of $45.1 million as of December 31, 2012. Income recognition on non-performing loans has been suspended and will resume if and when the loans become contractually current and performance has recommenced.

Equity Offerings

In March 2013, Arbor issued approximately 5.6 million shares of common stock in a public offering receiving net proceeds of approximately $43.0 million. The Company intends to use the net proceeds from the offering to make investments, to repurchase or pay liabilities and for general corporate purposes.

In December 2012, the Company entered into an “At-The-Market” (“ATM”) equity offering sales agreement whereby, in accordance with the terms of the agreement, from time to time the Company could issue and sell up to 6,000,000 shares of its common stock.  During the first quarter of 2013, all of the 6,000,000 shares under the ATM were sold for net proceeds of $45.8 million. The Company intends to use the net proceeds from the offering to make investments, to repurchase or pay liabilities and for general corporate purposes.

In February 2013, Arbor completed an underwritten public offering of approximately 1.6 million shares of its 8.25% Series A Cumulative Redeemable Preferred Stock generating net proceeds of approximately $37.3 million after deducting underwriting fees and estimated offering costs. The Company intends to use the net proceeds from the offering to make investments, to repurchase or pay liabilities and for general corporate purposes.

Common Dividend

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.12 per share of common stock for the first quarter ended March 31, 2013. The dividend is payable on May 31, 2013 to common shareholders of record on May 15, 2013. The ex-dividend date is May 13, 2013.

Preferred Dividend

The Company announced today that its Board of Directors has declared a cash dividend of $0.6875 per share of Series A cumulative redeemable preferred stock reflecting accrued dividends from the date of issuance, February 1, 2013, through May 31, 2013. The dividend is payable on May 31, 2013 to preferred shareholders of record on May 15, 2013.

Arbor Realty Trust Reports First Quarter 2013 Results and Declares Common and Preferred Dividends

May 3, 2013	Page 7

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available online at http://www.arborrealtytrust.com/ in the investor relations area of the Website. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 578-5771 for domestic callers and (617) 213-8055 for international callers. Please use participant passcode 99726510.

After the live webcast, the call will remain available on the Company's Website, www.arborrealtytrust.com, through June 3, 2013. In addition, a telephonic replay of the call will be available until May 10, 2013. The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use passcode 87219324.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2012 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Arbor Realty Trust Reports First Quarter 2013 Results and Declares Common and Preferred Dividends

May 3, 2013	Page 8

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 11 and 12 of this release.

1. See attached supplemental schedule of non-GAAP financial measures.

Arbor Realty Trust Reports First Quarter 2013 Results and Declares Common and Preferred Dividends

May 3, 2013	Page 9

 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended
	March 31,
	2013	2012
	(Unaudited)	(Unaudited)

Interest income	$22,988,822	$19,606,407
Interest expense	10,642,244	11,761,400
Net interest income	12,346,578	7,845,007

Other revenues:
Property operating income	8,895,434	9,023,161
Other income	1,379,458	32,030
Total other revenues	10,274,892	9,055,191

Other expenses:
Employee compensation and benefits	3,083,639	2,484,778
Selling and administrative	2,189,283	1,660,233
Property operating expenses	6,870,159	7,325,307
Depreciation and amortization	1,632,131	1,176,755
Provision for loan losses (net of recoveries)	2,500,155	7,789,408
Management fee - related party	2,800,000	2,500,000
Total other expenses	19,075,367	22,936,481

Income (loss) from continuing operations before gain on extinguishment of debt, loss from equity affiliates and benefit from income taxes	3,546,103	(6,036,283)
Gain on extinguishment of debt	3,763,000	5,346,121
Loss from equity affiliates	(81,885)	(250,574)

Income (loss) before benefit from income taxes	7,227,218	(940,736)

Benefit from income taxes	-	1,401,558

Income from continuing operations	7,227,218	460,822

Gain on sale of real estate held-for-sale	-	3,487,145
Income from operations of real estate held-for-sale	-	267,624
Income from discontinued operations	-	3,754,769

Net income	7,227,218	4,215,591

Preferred stock dividends	533,328	-
Net income attributable to noncontrolling interest	53,651	53,811

Net income attributable to Arbor Realty Trust, Inc.common stockholders	$6,640,239	$4,161,780

Basic earnings per common share:
Income from continuing operations, net of noncontrolling interest and preferred stock dividends	$0.20	$0.02
Income from discontinued operations	-	0.15
Net income attributable to Arbor Realty Trust, Inc. common stockholders	$0.20	$0.17

Diluted earnings per common share:
Income from continuing operations, net of noncontrolling interest and preferred stock dividends	$0.19	$0.02
Income from discontinued operations	-	0.15
Net income attributable to Arbor Realty Trust, Inc. common stockholders	$0.19	$0.17

Dividends declared per common share	$0.12	$-

Weighted average number of shares of common stock outstanding:

Basic	33,771,925	24,180,165

Diluted	34,236,689	24,344,154

Arbor Realty Trust Reports First Quarter 2013 Results and Declares Common and Preferred Dividends

May 3, 2013	Page 10

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2013	2012
	(Unaudited)
Assets:
Cash and cash equivalents	$77,964,567	$29,188,889
Restricted cash (includes $71,308,827 and $41,537,212 from consolidated VIEs, respectively)	72,067,155	42,535,514
Loans and investments, net (includes $1,288,284,771 and $1,113,745,356 from consolidated VIEs, respectively)	1,387,920,430	1,325,667,053
Available-for-sale securities, at fair value (includes $1,100,000 and $1,100,000 from consolidated VIEs, respectively)	3,552,736	3,552,736
Securities held-to-maturity, net	55,954,525	42,986,980
Investment in equity affiliates	59,474,992	59,581,242
Real estate owned, net (includes $80,787,215 and $80,787,215 from consolidated VIEs, respectively)	125,139,264	124,148,199
Due from related party	458,876	24,094
Prepaid management fee - related party	19,047,949	19,047,949
Other assets (includes $15,077,666 and $11,709,103 from consolidated VIEs, respectively)	55,369,634	55,148,624
Total assets	$1,856,950,128	$1,701,881,280

Liabilities and Equity:
Repurchase agreements and credit facilities	$49,403,813	$130,661,619
Collateralized debt obligations (includes $750,376,079 and $812,452,845 from consolidated VIEs, respectively)	750,376,079	812,452,845
Collateralized loan obligations (includes $264,500,000 and $87,500,000 from consolidated VIEs, respectively)	264,500,000	87,500,000
Junior subordinated notes to subsidiary trust issuing preferred securities	158,894,847	158,767,145
Notes payable	51,457,708	51,457,708
Mortgage notes payable – real estate owned	53,751,004	53,751,004
Due to related party	1,329,758	3,084,627
Due to borrowers (includes $555,668 and $1,320,943 from consolidated VIEs, respectively)	20,344,103	23,056,640
Deferred revenue	77,123,133	77,123,133
Other liabilities (includes $20,418,639 and $22,013,896 from consolidated VIEs, respectively)	66,380,663	72,765,437
Total liabilities	1,493,561,108	1,470,620,158

Commitments and contingencies	-	-

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 8.25% Series A cumulative redeemable preferred stock, $38,787,500 aggregate liquidation preference; 1,551,500 issued and outstanding at March 31, 2013, no shares issued and outstanding at December 31, 2012	37,315,694	-
Common stock, $0.01 par value: 500,000,000 shares authorized; 45,717,742 shares issued, 43,066,975 shares outstanding at March 31, 2013 and 33,899,992 shares issued, 31,249,225 shares outstanding at December 31, 2012	457,178	339,000
Additional paid-in capital	582,279,426	493,211,222
Treasury stock, at cost - 2,650,767 shares at March 31, 2013 and December 31, 2012	(17,100,916)	(17,100,916)
Accumulated deficit	(205,076,703)	(207,558,257)
Accumulated other comprehensive loss	(36,420,916)	(39,561,700)
Total Arbor Realty Trust, Inc. stockholders’equity	361,453,763	229,329,349
Noncontrolling interest in consolidated entity	1,935,257	1,931,773
Total equity	363,389,020	231,261,122
Total liabilities and equity	$1,856,950,128	$1,701,881,280

Arbor Realty Trust Reports First Quarter 2013 Results and Declares Common and Preferred Dividends

May 3, 2013	Page 11

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
 (Unaudited)

March 31, 2013

GAAP Arbor Realty Trust, Inc. Stockholders' Equity	$361,453,763
Subtract: 8.25% Series A cumulative redeemable preferred stock	(37,315,694)

GAAP Arbor Realty Trust, Inc. Common Stockholders' Equity	$324,138,069

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	34,776,520

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Arbor Realty Trust, Inc. Common Stockholders' Equity	$416,989,773

Adjusted book value per common share	$9.68

GAAP book value per common share	$7.53

Common shares outstanding	43,066,975

Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the change in the fair value of certain derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the Company's financial condition as well as the evaluation of Arbor without the effects of unrealized losses from certain of the Company's derivative instruments. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial measures prepared in accordance with GAAP.

GAAP book value per share and adjusted book value per share calculations do not take into account any dilution from the potential exercise of the warrants issued to Wachovia as part of the 2009 debt restructuring.

Arbor Realty Trust Reports First Quarter 2013 Results and Declares Common and Preferred Dividends

May 3, 2013	Page 12

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
 (Unaudited)

	Quarter Ended
	March 31,
	2013	2012

Net income attributable to Arbor Realty Trust, Inc. common stockholders, GAAP basis	$6,640,239	$4,161,780

Subtract:
Gain on sale of real estate-held-for-sale	-	(3,487,145)
Add:
Depreciation - real estate owned and held-for-sale (1)	1,632,131	1,176,755
Depreciation - investment in equity affiliate	22,599	26,936

Funds from operations ("FFO")	$8,294,969	$1,878,326

Diluted FFO per common share	$0.24	$0.08

Diluted weighted average shares outstanding	34,236,689	24,344,154

 (1) Includes discontinued operations

Arbor is presenting funds from operations, or FFO, because management believes it to be an important supplemental measure of the Company’s operating performance in that it is frequently used by analysts, investors and other parties in the evaluation of real estate investment trusts (REITs).  The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002 defines FFO as net income (loss) attributable to Arbor Realty Trust, Inc. (computed in accordance with generally accepted accounting principles (GAAP)), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company considers gains and losses on the sales of undepreciated real estate investments to be a normal part of its recurring operating activities in accordance with GAAP and should not be excluded when calculating FFO. Losses from discontinued operations are not excluded when calculating FFO.

FFO is not intended to be an indication of our cash flow from operating activities (determined in accordance with GAAP) or a measure of our liquidity, nor is it entirely indicative of funding our cash needs, including our ability to make cash distributions.  Arbor’s calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.